                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this
Amendment No. 4 to the Registration Statement on Form SB-2 for Sky Way Aircraft
Inc., of our report dated May 8, 2002, relating to the April 30, 2002 financial statements of Sky Way Aircraft Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 13, 2003